                                   EXHIBIT 11
                                 FORM OF PROXY
                             WEDCO TECHNOLOGY, INC.
  -----
           PLEASE MARK VOTES
   [X]     AS IN THIS EXAMPLE
  -----

                SPECIAL MEETING OF STOCKHOLDERS--APRIL 29, 1996

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The Board of Directors recommends a vote FOR the following proposal:

PROPOSAL 1. To approve and adopt the Merger Agreement dated as of December 8, 1995, as amended, among the Company, ICO, Inc. and W Acquisition Corp., as described in the Proxy Statement.

                    For         Against          Abstain

                    [_]           [_]              [_]

The undersigned, revoking any contrary proxy previously given hereby appoints William E. Willoughby, Walter L. Leib, Edward N. Barol and all or any one of them as attorneys and proxies, with power of substitution to vote all shares of common stock of Wedco Technology, Inc. (the "Company"), which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders (the "Special Meeting"), to be held at the Company's Executive Offices located at Route 173, West Portal, New Jersey, on Monday, April 29, 1996, at 10:00 A.M., E.S.T., and any postponements or adjournments thereof, upon the following matters set forth in the Notice of Special Meeting and Proxy Statement, receipt of which is hereby acknowledged.

This proxy when properly executed will be voted as specified. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

In their discretion, the above-named proxies are authorized to vote upon such other business as may properly come before the Special Meeting. The powers hereby conferred may be exercised by a majority of said proxies (or their respective substitutes) as shall be present at the Special Meeting or any postponement or adjournment or, if only one shall be present, by that one.

Please date and sign exactly as name appears hereon. When signing as an attorney, executor, administrator, trustee or guardian, give full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

 Please be sure to sign and date
  this Proxy in the box below.


--------------------------------------------------------------------------------
                                     Date


--------------------------------------------------------------------------------
                            Stockholder sign above


--------------------------------------------------------------------------------
                        Co-holder (if any) sign above



   DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.


                             WEDCO TECHNOLOGY, INC.
--------------------------------------------------------------------------------
                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------